                                 EXHIBIT 8.3



                            GRAHAM, THOMPSON & CO.
                         Counsel and Attorneys-at-Law
                               Notaries Public
                                Sassoon House
                                P.O. Box N 272
                             Nassau, The Bahamas
                          Telephone:  809-322-4130/4
                                 809-323-7276
                          Fax:  809-328-1069 Group 3


                               January __, 1996



Teekay Shipping Corporation
Tradewinds Building
Sixth Floor
P. O. Box SS-6293
Nassau, Bahamas

         RE:     REGISTRATION STATEMENT ON FORM F-3 (NO. 33-65139)

Dear Sirs:

        In connection with the above-captioned Registration Statement on Form F-3, as amended (the "Registration Statement"), filed by Teekay Shipping Corporation, a Liberian corporation ("Teekay"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder (the "Rules"), we have been requested to render our opinion as to the matters hereinafter set forth.

        In this regard, we have examined a copy, certified or otherwise identified to our satisfaction, of the Registration Statement and the related Prospectus and in our examination of same, we have assumed, without independent investigation, the authenticity of all such documents submitted to us as originals, the conformity to the original documents of all such documents submitted to us as certified, photostatic, reproduced, conformed or otherwise in our possession as copies and the authenticity of all such documents, the power, authority and legal right of all parties thereto to enter into and perform their respective obligations under the said documents and the due authorization, execution and delivery of the said documents by all of the parties to those documents to which they are a party. We have also assumed the accuracy and completeness of all factual representations made in the documents.

        Based upon and subject to the foregoing we are of the opinion that the summary set forth under the heading "Tax Considerations -- Bahamian Taxation" in the Prospectus forming a part of the Registration Statement is accurate and describes the Bahamian tax consequences expected to be relevant to prospective initial purchasers of the First Preferred Ship Mortgage Notes Due 2008 (the "Notes") offered to the public pursuant to the Prospectus.

        We hereby consent to the use of our name in the Registration Statement and in the related Prospectus as the same appears under the captions "Risk Factors--Enforcement of Mortgages," "Business--Taxation of the Company--Bahamian Taxation," "Description of the Notes--Fraudulent Conveyance Statutes," and "Legal Matters," and to the use of this opinion as an exhibit to the Registration Statement. This Consent may be incorporated by reference in any registration statement of Teekay filed pursuant to Rule 462(b) of Regulation C under the Act in connection with the offering of the Notes. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

        Our opinion expressed above is limited to the laws of the Commonwealth of The Bahamas as in effect on the date hereof. Insofar as the Registration Statement and the related Prospectus are expressed to be governed by any other system of law, we have assumed with your approval the validity and enforceability of same under the applicable system of law.

        This opinion is solely for the benefit of and may be relied upon by Teekay. This opinion may not be relied upon by any other person or entity without the prior written approval of the undersigned.


                                             Yours faithfully,
                                             GRAHAM, THOMPSON & CO.

                                             /s/ Gregory I. H. Cottis

                                             Gregory I. H. Cottis